Exhibit No. 10.13

INDEMNIFICATION AGREEMENT
BETWEEN

CORILLIAN CORPORATION

AND

_____________________

CORILLIAN CORPORATION
INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of January 23, 2001, by and between Corillian Corporation, an Oregon corporation (the “Company”), and the individual whose name appears below the word “Indemnitee” on the signature page of this Agreement (the “Indemnitee”).  In consideration of the services of the Indemnitee to the Company, and to induce the Indemnitee to continue to serve as an officer and/or director, the Company and the Indemnitee agree as follows:

R E C I T A L S

A.         The Indemnitee has agreed to serve as an officer and/or director of the Company and in such capacity will render valuable services to the Company.

B.         The Company has concluded that insurance, statutory indemnity provisions and the Company’s Bylaws may provide inadequate protection to individuals requested to serve as its officers and/or directors.

C.         To induce and encourage the Indemnitee to serve as an officer and/or director of the Company, the Company’s Board of Directors has decided that this Agreement is not only reasonable and prudent, but necessary, to promote and ensure the best interests of the Company and its shareholders.

1.  Definitions

As used in this Agreement:

“Agent” means a director, officer, employee or agent of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise that the Indemnitee served in any of such capacities at the request of the Company.

“Corporate Transaction” has the same meaning given in the Company’s 2000 Stock Incentive Compensation Plan.

“Expenses” includes, but is not limited to, attorneys’ fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations and amounts paid in settlement by or on behalf of the Indemnitee, and any expenses of establishing a right to indemnification pursuant to this Agreement, to the extent actually and reasonably incurred by the Indemnitee in connection with any Proceeding.  “Expenses” does not include the amount of judgments, fines, penalties or ERISA excise taxes actually levied against the Indemnitee.

“Indemnified Costs” means all Expenses, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, appeal, or settlement of any Proceeding.

A “Potential Corporate Transaction” will be deemed to have occurred if:

(a)         the Company enters into an agreement or arrangement that would constitute a Corporate Transaction if consummated;

(b)        any person (including the Company) publicly announces an intention to take or to consider taking actions that would constitute a Corporate Transaction if consummated; or

(c)         the Board of Directors adopts a resolution that, for purposes of this Agreement, a Potential Corporate Transaction has occurred.

“Proceeding” means any threatened, pending or completed action, suit or proceeding (including appeals thereof), whether brought by or in the name of the Company or otherwise and whether of a civil, criminal or administrative or investigative nature, in which the Indemnitee is or will be a party because the Indemnitee is or was an Agent, whether or not the Indemnitee is serving in such capacity at the time any liability or Expense is incurred for which indemnification or reimbursement is to be provided under this Agreement.

2.  Indemnification

2.1        Indemnification in Third Party Actions.  The Company will indemnify the Indemnitee if the Indemnitee becomes a party to or is threatened to be made a party to any Proceeding (other than a Proceeding by or in the name of the Company to procure a judgment in its favor), because the Indemnitee is or was an Agent, against all Indemnified Costs, to the fullest extent permitted by applicable law, but only if the Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that the Indemnitee's conduct was unlawful.  Any settlement must be approved in writing by the Company.

2.2        Indemnification in Proceedings By or In the Name of the Company.  The Company will indemnify the Indemnitee if the Indemnitee is a party to or is threatened to be made a party to any Proceeding by or in the name of the Company to procure a judgment in its favor because the Indemnitee was or is an Agent of the Company against all Expenses in connection with the defense or settlement of the Proceeding, to the fullest extent permitted by applicable law, but only if the Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

2.3        Partial Indemnification.   If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of, but not the total amount of, the Indemnified Costs, the Company will nevertheless indemnify the Indemnitee for the portion of the Indemnified Costs to which the Indemnitee is entitled.

2.4        Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement is not exclusive of any other rights to which the Indemnitee may be entitled under the Company’s Articles of Incorporation, the Bylaws, any agreement, any vote of shareholders or disinterested directors, applicable law, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity on behalf of the Company.

2.5        Indemnification of Indemnified Costs of Successful Party.  Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful in defense of any Proceeding or in defense of any claim, issue or matter in the Proceeding, on the merits or otherwise, including, but not limited to, the dismissal of a Proceeding without prejudice, the Indemnitee will be indemnified against all Indemnified Costs incurred in connection therewith to the fullest extent permitted by applicable law.

2.6        Indemnified Costs Advanced.   The Indemnified Costs incurred by the Indemnitee in any Proceeding will be paid promptly by the Company in advance of the final disposition of the Proceeding at the written request of the Indemnitee to the fullest extent permitted by applicable law, if the Indemnitee shall undertake to repay such amount to the extent that it is ultimately determined by a court that Indemnitee is not entitled to be indemnified by the Company and shall furnish the Company a written affirmation of the Indemnitee's good faith belief that the Indemnitee is entitled to be indemnified by the Company under this Agreement.  Such advances shall be made by the Company without regard to Indemnitee's ability to repay such expenses.  The advances to be made will be paid by the Company to the Indemnitee within 30 days following delivery of the written request by Indemnitee to the Company, accompanied by substantiated documentation.

2.7        Limitations on Indemnification.   Notwithstanding anything to the contrary in this Agreement, the Company is not required to make payments to:

(a)         indemnify or advance Indemnified Costs with respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under applicable law;

(b)        indemnify the Indemnitee for any Indemnified Costs for which payment is actually made to the Indemnitee under an insurance policy, except for any excess beyond the amount of payment under the policy;

(c)         indemnify the Indemnitee for any Indemnified Costs sustained in any Proceeding for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local law;

(d)        indemnify the Indemnitee for any Indemnified Costs resulting from Indemnitee’s conduct that is finally adjudged by a court of competent jurisdiction to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or

(e)         indemnify the Indemnitee if a court of competent jurisdiction finally determines that such payment is unlawful.

3.  Presumptions

3.1        Presumption Regarding Standard of Conduct.  The Indemnitee will be conclusively presumed to have met the relevant standards of conduct as defined by applicable law for indemnification pursuant to this Agreement unless a determination that the Indemnitee has not met the relevant standards is made by (a) the Board of Directors of the Company by a majority vote of a quorum consisting of directors who are not parties to the Proceeding, (b) the shareholders of the Company by majority vote, or (c) in a written opinion by independent legal counsel, selection of whom has been made by the Company’s Board of Directors and approved by the Indemnitee.

3.2        Determination of Right to Indemnification.

3.2.1     Burden.  If a claim under this Agreement is not paid by the Company within 30 days of receipt of written notice, the right to indemnification as provided by this Agreement will be enforceable by the Indemnitee in any court of competent jurisdiction.  The burden of proving that indemnification or advances are not appropriate will be on the Company.  Neither the failure of the directors, shareholders, or independent legal counsel to have made a determination before the commencement of the action that indemnification or advances are proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the directors, shareholders or independent legal counsel that the Indemnitee has not met the applicable standard of conduct, will be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

3.2.2     Standard.  The Indemnitee’s Expenses incurred in connection with any Proceeding concerning the Indemnitee’s right to indemnification or advances in whole or in part pursuant to this Agreement will be indemnified by the Company regardless of the outcome of the Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in the Proceeding was not made in good faith or was frivolous.

4.  Other Agreements

4.1        Corporate Transaction.  If there is a Corporate Transaction or a Potential Corporate Transaction of the Company (other than a Corporate Transaction or Potential Corporate Transaction that has been approved by a majority of the Company’s Board of Directors who were directors immediately before the Corporate Transaction or Potential Corporate Transaction), then with respect to all matters thereafter arising concerning the rights of the Indemnitee to be indemnified for Indemnified Costs, the Company will seek legal advice only from independent counsel selected by the Indemnitee, and reasonably satisfactory to the Company, and who has not otherwise performed other services for the Company or the Indemnitee within the last three years (“Special Independent Counsel”).  The Special Independent Counsel, among other things, will render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law.  The Company will pay the reasonable fees and expenses of the Special Independent Counsel.

4.2        Maintenance of Liability Insurance.

4.2.1     Affirmative Covenant of the Company.  While the Indemnitee continues to serve as an officer and/or director of the Company, and thereafter while the Indemnitee is subject to any possible Proceeding, the Company will maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from reputable insurers.  The Company has no obligation, however, to obtain or maintain D&O Insurance if it determines in good faith that insurance is not reasonably available, the premium costs for insurance are disproportionate to the amount of coverage provided, the coverage provided by insurance is so limited by exclusions that it provides an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.  If the Company has D&O Insurance at the time it receives a notice that a Proceeding has commenced, the Company will give prompt notice of such commencement to the insurers as required by the respective policies.  The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

4.2.2     Indemnitee Named as Insured.  In all D&O Insurance policies, the Indemnitee will be named as an insured.

4.3        Effect of this Agreement on Employment Agreement.  Any present or future employment agreement between the Indemnitee and the Company is not modified by this Agreement.  Nothing contained in this Agreement creates in the Indemnitee any right of continued employment.

4.4        Nature of Rights; Separability.  The rights afforded to the Indemnitee by this Agreement are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Company’s Articles of Incorporation, Bylaws or agreements, including D&O Insurance policies.  Each provision of this Agreement, to the extent practicable, is a separate and distinct agreement and independent of the others, so that if any provision of this Agreement is held to be invalid or unenforceable for any reason, the invalidity or unenforceability will not affect the validity or enforceability of the other provisions.  To the extent required, any provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law.

4.5        Savings Clause.  If this Agreement or any portion of it is invalidated on any ground by any court of competent jurisdiction, then the Company will nevertheless indemnify the Indemnitee as to Indemnified Costs with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that is not invalidated, or by any applicable law.

4.6        Repayment of Indemnified Costs.  The Indemnitee will reimburse the Company for all Indemnified Costs paid by the Company in defending any Proceeding against the Indemnitee if and only to the extent that a court of competent jurisdiction finally decides that the Indemnitee is not entitled to be indemnified by the Company for such Indemnified Costs under the provisions of applicable law, the Company’s Bylaws, Articles of Incorporation, this Agreement, or otherwise.  The Indemnitee will repay such amounts advanced only if, and to the extent that, it is ultimately determined that Indemnitee is not entitled to be indemnified for such Indemnified Costs by the Company pursuant to this Agreement.

4.7        Repayment.  The Indemnitee will promptly repay to the Company any amounts paid to the Indemnitee pursuant to other rights of indemnification or under any insurance policy, to the extent those payments are duplicative of payments under this Agreement.

5.  Indemnification Procedure

5.1        Notice.  Promptly after receipt of notice that a Proceeding has commenced, the Indemnitee will, if a claim is to be made under this Agreement, notify the Company of that fact.  The failure to notify the Company will not relieve it from any liability that it may have to the Indemnitee except to the extent of the Company’s material damage resulting from such failure.

5.2        Company Participation.  The Company will be entitled to participate in any Proceeding at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense of any Proceeding for which indemnification is sought hereunder, with counsel reasonably satisfactory to the Indemnitee.  After the Company notifies the Indemnitee of the Company’s election to assume the defense of a Proceeding, during the Company’s good faith defense the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense of the Proceeding, other than reasonable costs of investigation or as otherwise provided below.  The Indemnitee will have the right to employ the Indemnitee’s counsel in any Proceeding, but the fees and expenses of the counsel incurred after the Company assumes the defense of the Proceeding will be at the expense of the Indemnitee, unless (a) the employment of counsel by the Indemnitee has been authorized by the Company, (b) the Indemnitee has reasonably concluded that there is be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of a Proceeding, or (c) the Company has not in fact employed counsel to assume the defense of a Proceeding.  In each of the foregoing cases the fees and expenses of the Indemnitee’s counsel will be at the expense of the Company.  The Company will not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee has made the conclusion that there may be a conflict of interest between the Company and the Indemnitee.

5.3        Settlement.  The Company will not settle or compromise any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s consent.  The Indemnitee will not settle or compromise any Proceeding without the Company’s consent.  Neither the Company nor the Indemnitee will unreasonably withhold their consent or approval under this Agreement.

5.4        Subrogation.  If the Company pays Indemnified Costs, the Company will be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against third parties.  The Indemnitee will do all things reasonably necessary to secure such rights, including the execution of documents necessary to enable the Company effectively to bring suit to enforce such rights.

6.  Miscellaneous Provisions

6.1        Amendments; Waivers.  Amendments, waivers, consents and approvals under this Agreement must be in writing and designated as such.  No failure or delay in exercising any right will be deemed a waiver of such right.

6.2        Integration.  This Agreement is the entire agreement between the parties pertaining to its subject matter, and supersedes all prior agreements and understandings of the parties in connection with such subject matter.

6.3        Interpretation; Governing Law.  This Agreement is to be construed as a whole and in accordance with its fair meaning.  This Agreement is to be interpreted in accordance with the laws of the State of Oregon relating to indemnification of Agents.

6.4        Headings.  Headings of Sections and subsections are for convenience only and are not a part of this Agreement.

6.5        Counterparts.  This Agreement may be signed in one or more counterparts, all of which constitute one agreement.

6.6        Successors and Assigns.   This Agreement is binding upon and inures to the benefit of each party and such party’s respective heirs, personal representatives, successors and assigns.  Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any other person.

6.7        Expenses; Legal Fees.  Each party will pay its own expenses in the negotiation, preparation and performance of this Agreement.  The prevailing party in any action relating to this Agreement will be entitled to reasonable legal fees, costs and expenses incurred in such action.

6.8        Representation by Counsel; Interpretation.  Each party acknowledges that it has been given an opportunity to be represented by counsel in connection with this Agreement.  Any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived.

6.9        Time is of the Essence.   Time is of the essence in the performance of each provision of this Agreement.

6.10      Notices.  Any notice to be given hereunder must be in writing and delivered as follows (or to another address designated in writing):

If to Corillian Corporation: 3400 NW John Olsen Place Hillsboro, OR 97124 Attention: General Counsel	If to the Indemnitee: At the Indemnitee’s most recent address on the books and records of the Company or at such other address as Indemnitee indicates to the Company

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The parties have signed this Agreement as of the date on page one.

INDEMNITEE Print Name:

CORILLIAN CORPORATION
By:
Name:
Title: